EXHIBIT 99

FOR RELEASE 6:00 AM ET, January 30, 2017

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS
Q4 2016 Diluted EPS $0.44 compared to $0.39 for Q4 2015 and $0.40 for Q3 2016; Full year 2016 Diluted EPS $1.61 compared to $1.50 for 2015
MOOREFIELD, WV - January 30, 2016 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported fourth quarter 2016 net income of $4.71 million, or $0.44 per diluted share, compared to $4.15 million, or $0.39 per diluted share, for the fourth quarter of 2015, representing an increase of 13.6 percent, or 12.8 percent per diluted share.
For the year ended December 31, 2016, Summit recorded net income of $17.30 million, or $1.61 per diluted share, compared with $16.10 million, or $1.50 per diluted share for 2015, representing an increase of 7.4 percent, or 7.3 percent per diluted share.
On October 1, 2016, Summit completed its acquisition of Highland County Bankshares, Inc. (“HCB”) and its subsidiary, First & Citizens Bank, headquartered in Monterey, Virginia. Accordingly, HCB’s results of operations are included in Summit’s consolidated results of operation from the date of acquisition, and therefore Summit’s fourth quarter and full-year 2016 results reflect increased levels of average balances, income and expense compared to its fourth quarter and full-year 2015 results. At consummation, HCB had total assets of $122.8 million, loans of $60.8 million, and deposits of $106.9 million. In addition, our merger related expenses totaled $933,000 in 2016, with $588,000 of those expenses incurred during fourth quarter 2016.
Q4 2016 versus Q4 2015

•	Net interest earnings increased $1.72 million, or 14.7 percent;

•	Gains realized on sales of securities declined from $421,000 in Q4 2015 to $291,000 in Q4 2016;

•	Write-downs of foreclosed properties were $165,000 in Q4 2016 compared to $636,000 during Q4 2015;

•	Personnel costs increased 17.2 percent, or $778,000 in Q4 2016;

•	Recognized $487,000 net gain on insurance proceeds in excess of related flood losses during Q4 2016; and

•	Merger related expenses of $588,000 were incurred during Q4 2016, while there were none in Q4 2015.
FY 2016 versus FY 2015

•	Net interest earnings increased 6.5 percent, or $2.99 million;

•	Provision for loan losses declined to $500,000 for 2016 compared to $1.25 million during 2015;

•	Higher personnel costs, reaching $19.57 million during 2016 compared to $17.64 million for 2015;

•	Merger related expenses of $933,000 were incurred during 2016, while none were recognized in 2015;

•	Recognized $320,000 net gain on insurance proceeds in excess of related flood losses in 2016;

•	Gains on sales of foreclosed properties totaled $916,000 during 2016 compared to $26,000 during 2015; and

•	Write-downs of foreclosed properties declined to $668,000 for 2016 compared to $2.42 million for 2015.
Fourth Quarter 2016 Highlights

•	Summit completed its acquisition of HCB on October 1, 2016, and converted substantially its data processing systems to that of Summit’s effective December 5, 2016;

•
Our pending acquisition of First Century Bankshares, Inc. (“FCB”) was approved by FCB’s shareholders on December 6, 2016. All requisite regulatory approvals relative to this transaction were previously received, and it is expected to close at the beginning of second quarter 2017;

•	Total revenues increased 11.3 percent compared to the linked quarter and 12.7 percent compared to the year ago quarter;

•
Loans, excluding mortgage warehouse lines of credit and HCB’s purchased loan portfolio, grew $35.5 million during the quarter, or 12.5 percent (on an annualized basis), and grew $81.9 million, or 7.5 percent in 2016;

•
Nonperforming assets as a percentage of total assets declined for the seventeenth consecutive quarter to 2.22 percent compared to 2.36 percent for the linked quarter, reaching its lowest level since Q2 2008;

•	Net interest margin declined 17 basis points since Q4 2015, but increased 2 basis points compared to the linked quarter; and

•	Recorded charges of $165,000 to write-down foreclosed properties compared to $134,000 in Q3 2016 and $636,000 in Q4 2015.

H. Charles Maddy, III, President and Chief Executive Officer of Summit, commented, “I am very pleased to report that Summit achieved record quarterly earnings in the quarter just ended and record annual earnings in 2016. Further, I am particularly gratified by our revenue growth during 2016 which resulted principally from our continued robust lending activity and our recent acquisition of Highland County Bankshares. Our pending acquisition of First Century Bankshares has received all approvals and is expected to close in early Q2 2017. This acquisition combined with our recent Highland County purchase - that is already positively impacting our bottom line -- represent significant opportunities for us. The combination of Summit and these two financially strong institutions which have similar cultures and core values as ours should contribute significantly towards our goal of being a consistent, high-performing community banking institution and gives us optimism as we look forward to 2017 and beyond.”
Results from Operations
Total revenue for fourth quarter 2016, consisting of net interest income and noninterest income, grew 12.7 percent to $16.5 million compared to $14.6 million for the fourth quarter 2015. For the annual period ended December 31, 2016, total revenue was $60.6 million compared to $57.9 million for 2015, representing a 4.7 percent increase.
For the fourth quarter of 2016, net interest income was $13.5 million, an increase of 14.7 percent from the $11.7 million reported in the prior-year fourth quarter and increased $1.4 million compared to the linked quarter. The net interest margin for fourth quarter 2016 was 3.34 percent compared to 3.51 percent for the year-ago quarter, and 3.32 percent for the linked quarter. Summit recognized net accretion income totaling $66,000 in Q4 2016 related to HCB’s loan fair value acquisition accounting adjustments.
Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for fourth quarter 2016 was $3.00 million compared to $2.87 million for the comparable period of 2015. Excluding realized securities gains, noninterest income was $2.71 million for fourth quarter 2016, compared to $2.45 million reported for fourth quarter 2015.
We recorded no provision for loan losses during fourth quarter 2016, compared to $250,000 for the year-ago quarter.
Noninterest expense continues to be well-controlled. Total noninterest expense increased 10.6 percent to $9.39 million compared to $8.49 million for the prior-year fourth quarter. Noninterest expense for the year 2016 increased 3.5 percent compared to 2015.
Balance Sheet
At December 31, 2016, total assets were $1.76 billion, an increase of $266.2 million, or 17.8 percent since December 31, 2015. Total loans, net of unearned fees and allowance for loan losses, were $1.31 billion at December 31, 2016, up $228.5 million, or 21.2 percent, from the $1.08 billion reported at year-end 2015. Excluding mortgage warehouse lines of credit, net loans increased $142.6 million or 13.2 percent since year-end 2015.
At December 31, 2016, deposits were $1.30 billion, an increase of $228.8 million, or 21.5 percent, since year end 2015. During 2016, checking deposits increased by $77.6 million or 23.2 percent, time deposits increased by $80.7 million or 17.3 percent, and savings deposits increased by $70.5 million or 26.4 percent.

Asset Quality
As of December 31, 2016, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $39.1 million, or 2.22 percent of assets. This compares to $39.2 million, or 2.36 percent of assets at the linked quarter, and $41.3 million, or 2.77 percent of assets, at fourth quarter 2015.
Fourth quarter 2016 net loan charge-off recoveries were $56,000, or 0.02 percent of average loans annualized; with no provision for loan losses. The allowance for loan losses stood at $11.7 million, or 0.88 percent of total loans at December 31, 2016, compared to 1.05 percent at year-end 2015.
Capital Adequacy
Shareholders’ equity was $155.4 million as of December 31, 2016 compared to $143.7 million at December 31, 2015. Tangible book value per common share increased to $13.20 at December 31, 2016 compared to $12.78 at December 31, 2015. Summit had 10,736,970 outstanding common shares at year end 2016 compared to 10,671,744 at year end 2015.
Summit's depository institution, Summit Community Bank, Inc. (the “Bank”), is well in excess of regulatory requirements for a "well capitalized" institution at December 31, 2016. The Bank’s total risk-based capital ratio was 12.7 percent at December 31, 2016 compared to 14.5 percent at December 31, 2015, while its Tier 1 leverage capital ratio was 9.5 percent at December 31, 2016 compared to the 10.8 percent reported at December 31, 2015.
About the Company
Summit Financial Group, Inc. is a $1.76 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates eighteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2016 vs Q4 2015
	For the Quarter Ended		Percent
Dollars in thousands	12/31/2016	12/31/2015	Change
Condensed Statements of Income
Interest income
Loans, including fees	$15,780	$13,265	19.0%
Securities	1,796	1,685	6.6%
Other	161	1	n/a
Total interest income	17,737	14,951	18.6%
Interest expense
Deposits	2,430	2,085	16.5%
Borrowings	1,850	1,133	63.3%
Total interest expense	4,280	3,218	33.0%
Net interest income	13,457	11,733	14.7%
Provision for loan losses	—	250	-100.0%
Net interest income after provision for loan losses	13,457	11,483	17.2%

Noninterest income
Insurance commissions	992	851	16.6%
Service fees related to deposit accounts	1,194	1,126	6.0%
Realized securities gains	291	421	-30.9%
Other income	521	471	10.6%
Total noninterest income	2,998	2,869	4.5%
Noninterest expense
Salaries and employee benefits	5,308	4,530	17.2%
Net occupancy expense	522	481	8.5%
Equipment expense	700	617	13.5%
Professional fees	344	507	-32.1%
Amortization of intangibles	97	50	94.0%
FDIC premiums	75	270	-72.2%
Merger expense	588	—	n/a
Foreclosed properties expense	97	150	-35.3%
Loss (gain) on sales of foreclosed properties	(465)	(314)	48.1%
Write-downs of foreclosed properties	165	636	-74.1%
Other expenses	1,961	1,567	25.1%
Total noninterest expense	9,392	8,494	10.6%
Income before income taxes	7,063	5,858	20.6%
Income taxes	2,353	1,712	37.4%
Net income	$4,710	$4,146	13.6%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2016 vs Q4 2015

	For the Quarter Ended		Percent
	12/31/2016	12/31/2015	Change
Per Share Data
Earnings per common share
Basic	$0.44	$0.39	12.8%
Diluted	$0.44	$0.39	12.8%

Cash dividends	$0.10	$0.08	25.0%

Average common shares outstanding
Basic	10,710,164	10,661,700	0.5%
Diluted	10,762,445	10,669,192	0.9%

Common shares outstanding at period end	10,736,970	10,671,744	0.6%

Performance Ratios
Return on average equity	12.22%	11.66%	4.8%
Return on average tangible equity	13.42%	12.31%	9.0%
Return on average assets	1.07%	1.12%	-4.5%
Net interest margin	3.34%	3.51%	-4.8%
Efficiency ratio (A)	56.67%	54.46%	4.1%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2016 vs 2015
	For the Year Ended		Percent
Dollars in thousands	12/31/2016	12/31/2015	Change
Condensed Statements of Income
Interest income
Loans, including fees	$56,980	$52,068	9.4%
Securities	6,938	6,808	1.9%
Other	173	7	n/a
Total interest income	64,091	58,883	8.8%
Interest expense
Deposits	8,964	8,336	7.5%
Borrowings	6,120	4,531	35.1%
Total interest expense	15,084	12,867	17.2%
Net interest income	49,007	46,016	6.5%
Provision for loan losses	500	1,250	-60.0%
Net interest income after provision for loan losses	48,507	44,766	8.4%

Noninterest income
Insurance commissions	4,022	4,042	-0.5%
Service fees related to deposit accounts	4,370	4,285	2.0%
Realized securities gains	1,127	1,444	-22.0%
Other income	2,081	2,090	-0.4%
Total noninterest income	11,600	11,861	-2.2%
Noninterest expense
Salaries and employee benefits	19,573	17,638	11.0%
Net occupancy expense	2,098	1,964	6.8%
Equipment expense	2,759	2,294	20.3%
Professional fees	1,515	1,616	-6.3%
Amortization of intangibles	247	200	23.5%
FDIC premiums	875	1,220	-28.3%
Merger expense	933	—	n/a
Foreclosed properties expense	414	684	-39.5%
Loss (gain) on sales of foreclosed properties	(916)	(26)	n/a
Write-downs of foreclosed properties	668	2,415	-72.3%
Other expenses	6,636	5,627	17.9%
Total noninterest expense	34,802	33,632	3.5%
Income before income taxes	25,305	22,995	10.0%
Income taxes	8,008	6,893	16.2%
Net income	$17,297	$16,102	7.4%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2016 vs 2015

	For the Year Ended		Percent
	12/31/2016	12/31/2015	Change
Per Share Data
Earnings per common share
Basic	$1.62	$1.56	3.8%
Diluted	$1.61	$1.50	7.3%

Cash dividends	$0.40	$0.32	25.0%

Average common shares outstanding
Basic	10,689,224	10,295,434	3.8%
Diluted	10,716,871	10,715,275	—%

Common shares outstanding at period end	10,736,970	10,671,744	0.6%

Performance Ratios
Return on average equity	11.53%	11.62%	-0.8%
Return on average tangible equity	12.27%	12.29%	-0.2%
Return on average assets	1.08%	1.10%	-1.8%
Net interest margin	3.39%	3.50%	-3.1%
Efficiency ratio (A)	55.34%	52.17%	6.1%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Condensed Statements of Income
Interest income
Loans, including fees	$15,780	$14,142	$13,622	$13,436	$13,265
Securities	1,796	1,759	1,656	1,726	1,685
Other	161	5	5	3	1
Total interest income	17,737	15,906	15,283	15,165	14,951
Interest expense
Deposits	2,430	2,209	2,154	2,170	2,085
Borrowings	1,850	1,659	1,395	1,216	1,133
Total interest expense	4,280	3,868	3,549	3,386	3,218
Net interest income	13,457	12,038	11,734	11,779	11,733
Provision for loan losses	—	—	250	250	250
Net interest income after provision for loan losses	13,457	12,038	11,484	11,529	11,483

Noninterest income
Insurance commissions	992	1,016	1,090	924	851
Service fees related to deposit accounts	1,194	1,138	1,059	978	1,126
Realized securities gains	291	61	383	393	421
Other income	521	534	513	511	471
Total noninterest income	2,998	2,749	3,045	2,806	2,869
Noninterest expense
Salaries and employee benefits	5,308	4,819	4,764	4,682	4,530
Net occupancy expense	522	525	512	540	481
Equipment expense	700	716	686	656	617
Professional fees	344	270	429	472	507
Amortization of intangibles	97	50	50	50	50
FDIC premiums	75	200	300	300	270
Merger expense	588	80	153	112	—
Foreclosed properties expense	97	100	93	124	150
Loss (gain) on sales of foreclosed properties	(465)	(168)	(276)	(6)	(314)
Write-downs of foreclosed properties	165	134	259	109	636
Other expenses	1,961	1,693	1,467	1,515	1,567
Total noninterest expense	9,392	8,419	8,437	8,554	8,494
Income before income taxes	7,063	6,368	6,092	5,781	5,858
Income taxes	2,353	2,087	1,849	1,719	1,712
Net income	$4,710	$4,281	$4,243	$4,062	$4,146

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Per Share Data
Earnings per common share
Basic	$0.44	$0.40	$0.40	$0.38	$0.39
Diluted	$0.44	$0.40	$0.40	$0.38	$0.39

Cash dividends	$0.10	$0.10	$0.10	$0.10	$0.08

Average common shares outstanding
Basic	10,710,164	10,692,423	10,681,995	10,671,856	10,661,700
Diluted	10,762,445	10,727,140	10,701,017	10,679,301	10,669,192

Common shares outstanding at period end	10,736,970	10,701,841	10,692,320	10,681,880	10,671,744

Performance Ratios
Return on average equity	12.22%	11.29%	11.49%	11.10%	11.66%
Return on average tangible equity	13.42%	11.86%	12.10%	11.70%	12.31%
Return on average assets	1.07%	1.08%	1.10%	1.08%	1.12%
Net interest margin	3.34%	3.32%	3.40%	3.50%	3.51%
Efficiency ratio - (A)	56.67%	53.30%	55.35%	55.93%	54.46%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

Dollars in thousands, except per share amounts	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015

Assets
Cash and due from banks	$4,262	$25,067	$4,161	$4,005	$3,625
Interest bearing deposits other banks	42,354	9,432	8,897	12,655	5,862
Securities	266,542	262,102	261,633	271,515	280,792
Loans, net	1,307,862	1,234,605	1,166,723	1,096,790	1,079,331
Property held for sale	24,504	24,767	23,425	24,684	25,567
Premises and equipment, net	23,737	21,802	21,405	21,589	21,572
Intangible assets	13,652	7,348	7,398	7,448	7,498
Cash surrender value of life insurance policies	39,143	38,504	38,246	37,989	37,732
Other assets	36,591	34,009	33,293	31,893	30,450
Total assets	$1,758,647	$1,657,636	$1,565,181	$1,508,568	$1,492,429

Liabilities and Shareholders' Equity
Deposits	$1,295,519	$1,156,785	$1,096,545	$1,094,544	$1,066,709
Short-term borrowings	224,461	234,657	205,552	153,448	171,394
Long-term borrowings and subordinated debentures	66,259	93,735	94,214	94,692	95,170
Other liabilities	17,048	18,640	18,201	19,755	15,412
Shareholders' equity	155,360	153,819	150,669	146,129	143,744
Total liabilities and shareholders' equity	$1,758,647	$1,657,636	$1,565,181	$1,508,568	$1,492,429

Book value per common share	$14.47	$14.37	$14.09	$13.68	$13.48
Tangible book value per common share	$13.20	$13.69	$13.40	$12.98	$12.78
Tangible common equity to tangible assets	8.1%	8.9%	9.2%	9.2%	9.2%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Summit Financial Group, Inc.
CET1 Risk-based Capital	10.5%	11.1%	11.5%	11.9%	11.8%
Tier 1 Risk-based Capital	11.8%	12.4%	12.9%	13.5%	13.4%
Total Risk Based Capital	12.6%	13.3%	13.8%	14.5%	14.4%
Tier 1 Leverage Ratio	9.4%	10.4%	10.5%	10.7%	10.7%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.9%	12.5%	13.0%	13.6%	13.6%
Tier 1 Risk-based Capital	11.9%	12.5%	13.0%	13.6%	13.6%
Total Risk Based Capital	12.7%	13.4%	13.9%	14.5%	14.5%
Tier 1 Leverage Ratio	9.5%	10.5%	10.6%	10.7%	10.8%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015

Commercial	$119,088	$110,466	$101,521	$101,743	$97,201
Mortgage warehouse lines	85,966	108,983	80,282	—	—
Commercial real estate
Owner occupied	203,047	192,254	190,534	202,680	203,555
Non-owner occupied	381,921	367,196	348,099	353,350	337,295
Construction and development
Land and development	72,042	65,430	65,702	66,483	65,500
Construction	16,584	11,276	8,506	7,997	9,970
Residential real estate
Non-jumbo	265,641	228,777	225,919	221,368	221,749
Jumbo	65,628	57,276	52,105	50,057	50,313
Home equity	74,596	75,161	75,904	74,097	74,300
Consumer	25,534	19,756	19,520	19,095	19,251
Other	9,489	9,649	10,008	11,235	11,669
Total loans, net of unearned fees	1,319,536	1,246,224	1,178,100	1,108,105	1,090,803
Less allowance for loan losses	11,674	11,619	11,377	11,315	11,472
Loans, net	$1,307,862	$1,234,605	$1,166,723	$1,096,790	$1,079,331

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Non interest bearing checking	$149,737	$122,652	$120,845	$122,378	$119,010
Interest bearing checking	262,591	212,172	205,095	210,878	215,721
Savings	337,348	321,563	306,785	286,695	266,825
Time deposits	545,843	500,398	463,820	474,593	465,153
Total deposits	$1,295,519	$1,156,785	$1,096,545	$1,094,544	$1,066,709

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015

Gross loan charge-offs	$400	$331	$263	$561	$132
Gross loan recoveries	(456)	(573)	(75)	(154)	(126)
Net loan charge-offs (recoveries)	$(56)	$(242)	$188	$407	$6

Net loan charge-offs to average loans (annualized)	-0.02%	-0.09%	0.07%	0.15%	—%
Allowance for loan losses	$11,674	$11,619	$11,377	$11,315	$11,472
Allowance for loan losses as a percentage of period end loans	0.88%	0.93%	0.97%	1.02%	1.05%

Nonperforming assets:
Nonperforming loans
Commercial	$298	$846	$399	$430	$853
Commercial real estate	4,844	4,867	5,773	6,140	5,955
Residential construction and development	4,465	4,360	5,400	5,467	5,623
Residential real estate	4,815	4,174	3,531	3,248	3,245
Consumer	152	169	91	121	92
Total nonperforming loans	14,574	14,416	15,194	15,406	15,768
Foreclosed properties
Commercial real estate	1,749	1,749	976	976	1,300
Commercial construction and development	8,610	8,664	8,708	8,717	8,717
Residential construction and development	13,265	13,741	12,989	13,808	14,068
Residential real estate	880	613	752	1,183	1,482
Total foreclosed properties	24,504	24,767	23,425	24,684	25,567
Other repossessed assets	12	12	38	—	5
Total nonperforming assets	$39,090	$39,195	$38,657	$40,090	$41,340

Nonperforming loans to period end loans	1.10%	1.16%	1.29%	1.39%	1.45%
Nonperforming assets to period end assets	2.22%	2.36%	2.47%	2.66%	2.77%

Troubled debt restructurings
Performing	$28,066	$28,287	$27,750	$29,452	$29,473
Nonperforming	564	863	2,133	897	1,051
Total troubled debt restructurings	$28,630	$29,150	$29,883	$30,349	$30,524

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015

Commercial	$175	$405	$422	$465	$339
Commercial real estate	434	626	214	920	543
Construction and development	552	235	520	218	1,182
Residential real estate	5,517	2,941	4,763	3,055	4,442
Consumer	375	144	177	73	186
Other	14	13	12	14	9
Total	$7,067	$4,364	$6,108	$4,745	$6,701

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2016 vs Q4 2015
	Q4 2016			Q4 2015
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,308,418	$15,650	4.76%	$1,064,491	$13,111	4.89%
Tax-exempt	13,845	195	5.60%	16,393	232	5.61%
Securities
Taxable	191,951	1,111	2.30%	202,417	1,027	2.01%
Tax-exempt	89,745	1,039	4.61%	82,013	997	4.82%
Interest bearing deposits other banks and Federal funds sold	49,341	161	1.30%	7,345	1	0.05%
Total interest earning assets	1,653,300	18,156	4.37%	1,372,659	15,368	4.44%

Noninterest earning assets
Cash & due from banks	4,650			3,828
Premises & equipment	23,616			21,701
Other assets	96,165			91,596
Allowance for loan losses	(11,905)			(11,370)
Total assets	$1,765,826			$1,478,414

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$256,307	$128	0.20%	$215,315	$72	0.13%
Savings deposits	335,658	633	0.75%	262,557	474	0.72%
Time deposits	542,602	1,669	1.22%	469,249	1,539	1.30%
Short-term borrowings	221,200	954	1.72%	156,812	156	0.39%
Long-term borrowings and subordinated debentures	85,699	896	4.16%	95,531	977	4.06%
Total interest bearing liabilities	1,441,466	4,280	1.18%	1,199,464	3,218	1.06%

Noninterest bearing liabilities
Demand deposits	150,318			119,785
Other liabilities	19,902			16,970
Total liabilities	1,611,686			1,336,219

Shareholders' equity - common	154,140			142,195
Total liabilities and shareholders' equity	$1,765,826			$1,478,414

NET INTEREST EARNINGS		$13,876			$12,150

NET INTEREST MARGIN			3.34%			3.51%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2016 vs YTD 2015
	YTD 2016			YTD 2015
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,177,445	$56,439	4.79%	$1,049,172	$51,554	4.91%
Tax-exempt	14,628	820	5.61%	13,706	779	5.68%
Securities
Taxable	202,795	4,395	2.17%	209,316	4,328	2.07%
Tax-exempt	79,571	3,853	4.84%	77,280	3,756	4.86%
Interest bearing deposits other banks and Federal funds sold	19,211	173	0.90%	8,878	8	0.09%
Total interest earning assets	1,493,650	65,680	4.40%	1,358,352	60,425	4.45%

Noninterest earning assets
Cash & due from banks	3,968			3,839
Premises & equipment	21,858			20,707
Other assets	90,957			94,996
Allowance for loan losses	(10,836)			(11,307)
Total assets	$1,599,597			$1,466,587

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$220,708	$376	0.17%	$208,160	$251	0.12%
Savings deposits	306,312	2,296	0.75%	255,186	1,781	0.70%
Time deposits	491,652	6,292	1.28%	481,732	6,304	1.31%
Short-term borrowings	190,876	2,288	1.20%	151,102	525	0.35%
Long-term borrowings and subordinated debentures	92,343	3,832	4.15%	99,805	4,007	4.01%
Total interest bearing liabilities	1,301,891	15,084	1.16%	1,195,985	12,868	1.08%

Noninterest bearing liabilities
Demand deposits	128,894			116,995
Other liabilities	18,795			15,024
Total liabilities	1,449,580			1,328,004

Shareholders' equity - preferred	—			1,786
Shareholders' equity - common	150,017			136,797
Total liabilities and shareholders' equity	$1,599,597			$1,466,587

NET INTEREST EARNINGS		$50,596			$47,557

NET INTEREST MARGIN			3.39%			3.50%